UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	May 14, 2010
TEKELEC

(Exact name of registrant as specified in its charter)

California	000-15135	95-2746131

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5200 Paramount Parkway, Morrisville, North Carolina	27560

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:	(919) 460-5500

(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written Communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders	1

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Item 5.07	Submission of Matters to a Vote of Security Holders
     Set forth below is a brief description of each matter voted upon at the Company’s 2010 Annual Meeting of Shareholders held on May 14, 2010, and the voting results with respect to each such matter.
     1.     A proposal to elect eight directors to serve for a one-year term:

Director	Votes For	Votes Withheld	Broker Non-Votes
Ronald W. Buckly	52,823,804	170,302	9,342,483
Hubert de Pesquidoux	52,703,140	290,966	9,342,483
Mark A. Floyd	52,723,101	271,005	9,342,483
David R. Laube	52,739,875	254,231	9,342,483
Carol G. Mills	52,796,981	197,125	9,342,483
Franco Plastina	52,822,839	171,267	9,342,483
Krish A. Prabhu	52,414,077	580,029	9,342,483
Michael P. Ressner	52,318,464	675,642	9,342,483
     2.     A proposal to ratify the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2010:

Votes For	Votes Against	Abstentions
61,887,123	437,469	11,997
     Pursuant to the foregoing votes, Messrs. Buckly, de Pesquidoux, Floyd, Laube, Plastina, Prabhu and Ressner and Ms. Mills were re-elected to serve as directors for a one-year term, and the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2010 was ratified.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Tekelec
Dated: May 26, 2010	By:	/s/ Stuart H. Kupinsky
Stuart H. Kupinsky
Senior Vice President, Corporate Affairs and General Counsel

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